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EXCESS FOLLOW-FORM BOND DECLARATIONS

THE POLICY’S LIMIT OF LIABILITY WILL BE REDUCED BY CLAIM EXPENSES.

EVEREST REINSURANCE COMPANY
477 Martinsville Road
P.O. Box 830 Liberty Corner, NJ 07938-0830

BOND NUMBER: FL5FD00012-101		RENEWAL OF: FL5FD00012-091

PRODUCER NAME:	Willis Executive Risk
ADDRESS:	Three Copley Place, Suite 300
Boston, MA 02116

IN RETURN FOR THE PAYMENT OF THE PREMIUM, AND SUBJECT TO ALL THE TERMS OF THIS

BOND, THE INSURER AGREES TO PROVIDE THIS COVERAGE AS STATED IN THIS BOND.

ITEM 1.	NAMED INSURED: All Fidelity Funds
	ADDRESS:		82 Devonshire Street, Mail Zone F3D
	Boston, MA 02109

ITEM 2:	BOND PERIOD: FROM July 1, 2010 TO July 1, 2011
	12:01 A.M. LOCAL TIME AT THE ADDRESS OF THE NAMED INSURED SHOWN ABOVE.
ITEM 3.	AGGREGATE LIMIT OF LIABILITY:		$10,000,000
	EXCESS OF:		$25,000,000

ITEM 4.	SINGLE LOSS LIMIT OF LIABILITY:		$10,000,000
ITEM 5.	UNDERLYING BOND (Includes all bonds listed under Paragraphs A. and B. below)

	A. PRIMARY BOND
	Bond Issuer	Bond No.	Bond Period	Single Loss Limit	Aggregate Limit
	National Union Fire Insurance	02-986-29-38	07/01/10-07/01/11	$15,000,000	$15,000,000
	Co. of Pittsburgh, PA.

B.	UNDERLYING BOND

Bond Issuer	Bond No.	Bond Period	Single Loss Limit	Aggregate Limit
Westchester Fire Ins.Co.	DOX G21661612 005	07/01/10-07/01/11	$10,000,000	$10,000,000

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C. TOTAL LIMITS OF ALL UNDERLYING BOND(S) (INCLUDING PRIMARY BOND):
$25,000,000
ITEM 6.	BOND PREMIUM: $54,570
ITEM 7.	RIDERS APPLICABLE TO THIS BOND ON THE ORIGINAL DATE OF ISSUE:
	Rider	Rider Number
	Absolute Tie-In of Limit	EFI 03 21 06 09

THESE DECLARATIONS, TOGETHER WITH THE EXCESS FOLLOW-FORM DECLARATIONS PAGE AND ANY

ENDORSEMENT(S) AND THE APPLICATION, CONSTITUTE THE ABOVE NUMBERED BOND.

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EXCESS FOLLOW-FORM BOND

THE POLICY’S LIMIT OF LIABILITY WILL BE REDUCED BY CLAIM EXPENSES.

PLEASE READ THE ENTIRE POLICY CAREFULLY.

Various provisions in this bond restrict coverage. Read the entire bond carefully to determine rights, duties and what is and is not covered.

Throughout this bond the words "you" and "your" refer to the “Insureds”. The words "we", "us" and "our" refer to the Insurer providing this bond.

It is represented by the “Insureds” and it is agreed by and among the “Insureds” and us that the particulars and statements contained in the information furnished to us or to the issuers of any “Underlying Bond” in connection with underwriting this bond or any “Underlying Bond”, including statements made in the application and its attachments submitted herewith, are true and are the basis of this bond and are considered as incorporated into and constituting a part of this bond.

In consideration of the payment of premium and subject to all terms, definitions, conditions, exclusions, and limitations of this bond (including any endorsements hereto), the “Insurer” and the “Insureds” agree as follows:

SECTION I – INSURING AGREEMENT

We will provide the “Insured” with coverage in excess of the “Underlying Bond” for loss covered during the “Bond Period.” It is expressly agreed that liability for any covered loss shall attach to us only after the issuers of the “Underlying Bond” have paid the full amounts of the applicable limits of insurance of the “Underlying Bond”, and any applicable retention under the “Primary Bond” has been satisfied. Except as otherwise provided in this bond, coverage under this bond shall apply in conformity with and subject to the warranties, limitations, conditions, provisions, and other terms of the “Primary Bond”.

SECTION II - LIMIT OF LIABILITY

A.	Aggregate Limit of Liability
The amount stated in Item 3. of the Declarations is our maximum Aggregate Limit of Liability under this bond for all covered loss, including all covered costs and expenses . The Aggregate Limit of Liability shall be reduced by the amount of any payment made by us under the terms of this bond.
B.	Single Loss Limit of Liability
Subject to the Aggregate Limit of Liability under Paragraph A. of this Section, our liability under this bond for each single loss shall not exceed the Single Loss Limit of Liability shown under Item 4. of the Declarations.

SECTION III – DEFINITIONS

A.	“Bond Period” means the period of time identified under Item 2. of the Declarations.
B.	“Insured” means the “Named Insured” and other entities and persons insured under the “Primary Bond”.
C.	“Named Insured” means the entity or person designated under Item 1. of the Declarations.
D.	“Primary Bond” means the bond designated under Item 5.A. of the Declarations.
E.	“Underlying Bond” means all those bonds scheduled under Item 5.A. and Item 5.B. of the Declarations.

SECTION IV – CONDITIONS

A. Maintenance of Limit of Liability of Underlying Bond

The “Underlying Bond(s)” shall be maintained during the “Bond Period” in full force and effect, except for any reduction of the limits of liability of the “Underlying Bond” due to payment of loss. Failure to comply with this requirement will not invalidate this bond, but we will only be liable to the same extent that we would have been had you fully complied with this requirement.

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B.	Exhaustion of Limit of Liability of Underlying Bond
	This	bond shall drop down only in the event of reduction or exhaustion of the limit(s) of liability of the
	“Underlying	Bond” by reason of payment of covered loss under the “Underlying Bond”, and shall not drop down
	for	any other reason including, but not limited to, uncollectibility (in whole or in part) of any “Underlying Bond”.
	The	risk of uncollectibility of the “Underlying Bond” (in whole or in part) whether because of financial
	impairment	or insolvency of an underlying insurer or for any other reason, is expressly retained by the
	“Insureds”	and is not in any way or under any circumstances insured or assumed by us.
	Upon	the exhaustion of all the limit(s) of liability of such “Underlying Bond” solely as a result of payment of loss
	thereunder,	the remaining limits available under this bond shall, subject to the other terms, conditions and
	limitations	of this bond, continue for subsequent losses as a primary bond and any single loss deductible
	amount	specified in the Primary Bond shall be imposed under this bond as to each single loss; otherwise no
	single	loss deductible amount shall be imposed under this bond.
C.	Changes to Underlying Bond
	You	must promptly notify us of any changes to the “Underlying Bond” which are made after its inception date.
	Any	changes made to the “Underlying Bond” after its inception shall not affect the terms and conditions of this
	bond,	which shall continue to apply as though no change had been made to the “Underlying Bond”.
D.	Bond Cancellation
	1.	You may cancel this bond. You must mail or deliver advance written notice to us stating when the cancellation is to take effect.
	2.	We may cancel this bond. If we cancel because of non-payment of premium, we must mail or deliver to you not less than ten (10) days advance written notice stating when cancellation is to take effect. If we cancel for any other reason, we must mail or deliver to you not less than ninety (90) days advance written notice, stating when the cancellation is to take effect. Mailing that notice to you at your mailing address shown in the Declarations will be sufficient to prove notice.
	3.	The bond period will end on the day and hour stated in the cancellation notice.
	4.	If we cancel, earned premium will be calculated pro rata based on the time this bond was in force.
	5.	If you cancel, earned premium will be calculated based on short rate tables.
	6.	The first “Named Insured” in Item 1. of the Declarations shall act on behalf of all other “Insureds” with respect to the giving and receiving of notice of cancellation and the receipt of any refund that may become payable under this bond.
	7.	Any of the provisions that conflict with a law that controls the cancellation of this bond is changed by this statement to comply with that law.
E.	Underlying Bond Cancellation
	This	bond is canceled immediately upon the termination of any “Underlying Bond” scheduled in Item 5.A. and
	Item	5.B. of the Declarations, whether by you or the applicable issuers of any “Underlying Bond”. You must
	promptly	notify us of the cancellation of the “Underlying Bond”. Such notice must be made when you send a
	notice	of cancellation of the “Underlying Bond” to, or when you receive such notice from, the issuer of the
	“Underlying	Bond”.
F.	Notice of Loss
	As	a condition precedent to coverage under this bond, you shall provide us with written notice of a loss under
	this	bond or any “Underlying Bond” in the same manner required by the terms and conditions of the “Primary
Bond”.
	You	shall provide written notice as soon as practicable to the following address:

Everest Reinsurance Company

477	Martinsville Road, P.O. Box 830 Liberty Corner, NJ 07938

G. Claim Participation

We shall have the right, but not the duty, and shall be given the opportunity to effectively associate with the “Insureds” in the investigation, settlement or defense of any claim or loss, even if the “Underlying Bond” has not been exhausted. The “Insureds” shall fully cooperate with us in connection with the investigation of any covered loss and the assertion of any claim for recovery of such loss, and shall provide to us all information and assistance reasonably requested by us.

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We shall maintain full and complete claims control as respects coverage under this bond for any loss, and no action by any other bond issuer shall bind us under this bond.

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This policy is signed by officers of the Company shown on the Declarations page of this policy.

For: Everest Reinsurance Company

EIL 00 522 03 07	Ó Everest Reinsurance Company, 1997

THIS RIDER CHANGES THE BOND. PLEASE READ IT CAREFULLY.

ABSOLUTE TIE-IN LIMIT

Named Insured:All Fidelity Funds

Policy No.: FL5FD00012-101

Endorsement No.: 1

Effective date of Endorsement: 07/01/10

Issuing Company: Everest Reinsurance Company

     THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY. This rider modifies the following: EXCESS FOLLOW FORM BOND

In consideration of the premium charged, the following is added to SECTION II – LIMIT OF LIABILITY:

The maximum aggregate liability of the issuer of this Bond and any of its affiliates under this Bond and the insurance policy(ies) listed below (“Other Policy”), combined, shall be $10,000,000. This Rider further limits and does not increase our maximum liability under this Bond or the Other Policy.

The respective Limits of Liability in Items 3 and 4 of the Declarations for this Bond shall be reduced by any and all amounts paid under any Other Policy.

Other Policy

Insurer	Named Insured	Type of Policy	Policy No.	Policy Period
Everest National	All Fidelity Funds	Excess E&O	FL5EE00035-101	07/01/10-07/01/11
Insurance Company.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

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IL P 001 01 04

U.S. TREASURY DEPARTMENT'S OFFICE OF FOREIGN ASSETS CONTROL ("OFAC") ADVISORY NOTICE TO POLICYHOLDERS

No coverage is provided by this Policyholder Notice nor can it be construed to replace any provisions of your policy. You should read your policy and review your Declarations page for complete information on the coverages you are provided.

This Notice provides information concerning possible impact on your insurance coverage due to directives issued by OFAC. Please read this Notice carefully.

The Office of Foreign Assets Control (OFAC) administers and enforces sanctions policy, based on Presidential declarations of "national emergency". OFAC has identified and listed numerous:

l	Foreign agents;
l	Front organizations;
l	Terrorists;
l	Terrorist organizations; and
l	Narcotics traffickers;

as "Specially Designated Nationals and Blocked Persons". This list can be located on the United States Treasury's web site – http//www.treas.gov/ofac.

In accordance with OFAC regulations, if it is determined that you or any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is a Specially Designated National and Blocked Person, as identified by OFAC, this insurance will be considered a blocked or frozen contract and all provisions of this insurance are immediately subject to OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from OFAC. Other limitations on the premiums and payments also apply.

IL P 001 01 04	© ISO Properties, Inc., 2004	Page 1 of 1

Everest National Insurance Company
Everest Indemnity Insurance Company
Everest Security Insurance Company
Everest Reinsurance Company

Claim Reporting Guidelines

The Everest Claim Department is dedicated to providing prompt, thorough and professional claims service. Timely submission of Loss Notices complies with the terms and conditions of your policy and assists us in providing quality service to our policyholders.

The preferred method for notifying Everest of a claim would be via e-mail. However, Loss Notices may be submitted via mail, facsimile or e-mail. If immediate attention is needed, e-mail notification is strongly recommended.

By E-mail:

Claims E-mail: everestnationalnjclaim@everestre.com

By Mail:

Casualty Claims Department
Everest National Insurance Company

P.	O. Box 830
477	Martinsville Road

Liberty Corner, NJ 07938

By Facsimile:

Fax Claims:

(866) 283-4856

Consult Your Policy for Loss Reporting Requirements

Your policy identifies the information to be submitted with a First Notice of Loss. Additionally, the following information/documentation will always be helpful and often necessary in assisting us with our evaluation:

  Citing Everest’s policy, or claim number, in all correspondence
  Providing a copy of any lawsuit, demand for arbitration or mediation, a governmental agency notice, claim letter or any similar notice
  Sending a copy of any internal reports related to the claim
  Copies of status reports prepared by your defense counsel and/or your claim handler

Everest will acknowledge each First Notice of Loss, initiate contact with you, and will request any additional information that may be needed. Everest will identify the claim professional responsible for handling your reported loss and forward their specific contact information to you. If you become aware of any subsequent information that may impact your claim, you should immediately send it to your assigned claim professional.

If you have questions or would like to discuss a specific loss with one of our claim professionals, please feel free to contact us. Thank you.

This guideline is merely for illustrative purposes and does not purport to address every situation or circumstance that may arise. Notwithstanding any statements made herein, nothing contained in this guideline is intended to replace, modify or waive any terms, conditions or warranties contained in the policy. Everest expressly reserves and does not waive any of its rights and protections afforded under the policy.

Members of the Everest Re Group